UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2010

Vycor Medical, Inc.
(Exact name of registrant)

Delaware	333-149782	20-3369218
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Orville Drive Suite 100 Bohemia, NY 11716
(Address of principal executive offices and zip code)

631-244-1435
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 29, 2010, Vycor Medical, Inc. ("Vycor" or the "Company") completed its acquisition (the "Acquisition") of substantially all of the assets of NovaVision, Inc., a company that had been in the business of researching, developing and providing medical technologies to restore the vision of patients with neurological visual loss ("NovaVision"). The Acquisition was made pursuant to an Asset Purchase Agreement (the "Purchase Agreement"), dated November 5, 2010, between Vycor and Michael R. Bakst, the Chapter 7 trustee of NovaVision. The purchase price for the Acquisition was $900,000 in cash.

The foregoing description of the terms of the Acquisition is qualified by reference to the Purchase Agreement, which is incorporated herein by reference to Vycor's Current Report on Form 8-K filed on November 12, 2010.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this item are not included in this Current Report on form 8-K. The financial statements will be provided in an amended report, which will be filed not later than 71 calendar days after the date that this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not included in this Current Report on form 8-K. The pro forma financial information will be provided in an amended report, which will be filed not later than 71 calendar days after the date that this initial report on Form 8-K must be filed.

(d) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYCOR MEDICAL, INC.

By:	/s/ David Cantor
Name:	David Cantor
Title:	President

Dated: December 3, 2010